UNITED STATES

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SCHEDULE 14A

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Allergan, Inc.

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PHYSICIANS CONTINUE TO VOICE STRONG SUPPORT FOR ALLERGAN VIA

OPEN LETTERS TO THE EYE CARE COMMUNITY

Eye Care Professionals Reinforce Preference for Science-Based Companies

Committed to Innovation and R&D in New Poll

IRVINE, Calif. (November 14, 2014) — Allergan, Inc. (NYSE: AGN) (“Allergan” or the “Company”) today announced results from a recent survey of eye care professionals and the availability of an open letter website in response to requests from physician customers for a platform to voice their concerns regarding the unsolicited proposal from Valeant Pharmaceuticals International, Inc. (“Valeant”) to acquire Allergan.

In a national survey conducted by M3 Global Research and sponsored by Allergan1, 604 ophthalmologists (n=300) and optometrists (n=304) shared their perspectives on the industry and what they value most in eye care companies.

•	Nearly 97 percent of respondents stated that eye care companies should be science-based and innovation-focused to provide value to physicians.
•	More than three in four (76.8 percent) respondents rate R&D, innovation and new product innovation as “very important,” “extremely important” or “absolutely essential” for eye care companies, and almost 72 percent of those respondents state that they are satisfied or very satisfied with Allergan’s R&D innovation and new product development.
•	More than 75 percent of respondents stated concerns that many large companies pursue short-term profits at the expense of long-term investments.
•	More than 85 percent noted that Allergan “performs well,” “very well” or “extremely well” as a responsible and positive corporate partner.
•	Almost 69 percent are “very satisfied” or “satisfied” with Allergan’s performance and contributions supporting professional medical societies and continuing medical education, and nearly 66 percent responded “satisfied” or “very satisfied” when asked about Allergan’s contributions relative to patient assistance programs and educational materials.

“The survey results align with the consistent feedback we hear from our eye care customers, which is that they value Allergan’s commitment to its customers and the eye care industry and are concerned about the impact of Valeant’s unsolicited proposal to acquire Allergan,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “While a number of other companies have entered and exited the industry over this time, Allergan has remained committed to providing value to physicians in eye care. We continue to focus on the same priorities of R&D investment, physician education and training, consumer and patient education and corporate philanthropy that have served both our customers and stockholders so well over the past years.”

[1]	Online survey conducted by M3 Global Research October 22—November 3, 2014.

The open letters to the eye care community currently available on Allergan’s website state the concerns of eye care professionals regarding Valeant’s unsolicited proposal and the anticipated consequences of the attempted acquisition, noting that an acquisition of Allergan by Valeant “would greatly decrease funding for R&D and would thus negatively impact our practices and our ability to provide the highest quality care to our patients.” The letters have garnered nearly 700 signatures to-date, reinforcing the eye care community’s support for Allergan. Within the last week, physicians and health care professionals across the specialty areas Allergan serves have also requested the opportunity to sign letters of support and are now able to do so on the Allergan website. In addition to the open letter signatories, since Valeant first approached Allergan, the Company has received more than 500 supportive letters from physicians, healthcare providers, patient advocacy groups and medical associations from around the world.

All physicians who sign the open letters are doing so voluntarily and are not being compensated in any way by Allergan. To read the Open Letters and learn more about the physician signatures, visit www.allergan.com.

About Allergan

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,500 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding Allergan’s strategic plan and business performance. These forward-looking statements are made as of the date they were first issued and are based on current expectations as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Allergan’s control. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other risks can be found in press releases issued by Allergan, as well as Allergan’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9, as amended from time to time, with the SEC in response to the unsolicited exchange offer by

Valeant. In addition, the Company has filed a definitive proxy statement with the SEC on November 6, 2014 in connection with the Company’s December 18, 2014 Special Meeting. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by the Company at the SEC’s website at www.sec.gov. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187. The Company, its directors and certain of its officers and employees are participants in solicitations of Company stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Allergan Contacts

Bonnie Jacobs, (714) 246-5134 (media)

Heather Katt, (714) 246-6224 (media)

© 2014 Allergan, Inc.

® marks owned by Allergan, Inc.

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